FOR IMMEDIATE RELEASE

Contacts:	Asma Emneina (650) 565-7791 asma@financialengines.com	Don Duffy (650) 565-7740 ir@financialengines.com

Financial Engines Reports Second Quarter 2010 Financial Results

Revenue Increases 32% Year over Year to $25.6 Million

PALO ALTO, Calif. – August 10, 2010 – Financial Engines (NASDAQ: FNGN), the leading independent provider of investment management and advice to employees in retirement plans, today reported financial results for its second quarter ended June 30, 2010.

Financial results for the second quarter of 2010 compared to the second quarter of 2009:i

•	Revenue increased 32% to $25.6 million for the second quarter of 2010 from $19.4 million for the second quarter of 2009

•	Professional Management revenue increased 60% to $17.8 million for the second quarter of 2010 from $11.1 million for the second quarter of 2009

•	Net income was $1.3 million, or $0.03 per diluted share, for the second quarter of 2010 compared to net income of $0.3 million, or $0.01 per diluted share, for the second quarter of 2009

•	Non-GAAP Adjusted Net Income[i] increased 94% to $3.1 million for the second quarter of 2010 from $1.6 million for the second quarter of 2009

•	Non-GAAP Adjusted Earnings Per Share[i] were $0.07 for the second quarter of 2010 compared to $0.04 for the second quarter of 2009

•	Non-GAAP Adjusted EBITDA[i] increased 49% to $5.2 million for the second quarter of 2010 from $3.5 million for the second quarter of 2009

Key operating metrics as of June 30, 2010:ii

•	Assets under contract (“AUC”) were $300 billion

•	Assets under management (“AUM”) were $29.4 billion

•	Members in Professional Management were 443,000

•	Asset enrollment rates for companies where services have been available for 26 months or more averaged 11.2%iii

“The company’s performance in the face of significant market turbulence in the second quarter demonstrated the strength of our business model,” said Jeff Maggioncalda, president and chief executive officer of Financial Engines. “While markets dropped 12% in the period, Financial Engines’ assets under management declined only 2% as we continued to make our services available to large plan sponsors and enroll new members.”

Review of Financial Results
Total revenue increased 32% to $25.6 million for the second quarter of 2010 from $19.4 million for the second quarter of 2009. The increase in revenue was driven primarily by the growth in Professional Management revenue, which increased 60% to $17.8 million for the second quarter of 2010 from $11.1 million for the second quarter of 2009.

Total costs and expenses increased 27% to $24.1 million for the second quarter of 2010 from $19.1 million for the second quarter of 2009. The increase was due primarily to headcount growth, an increase in fees paid to plan providers for connectivity to plan and plan participant data, annual compensation increases and professional services expense to support operations as a public company. As a percentage of revenue, cost of revenue (exclusive of amortization of internal use software) decreased to 34% for the second quarter of 2010 from 36% for the second quarter of 2009. The decrease was due primarily to a slower increase in employee-related expenses relative to the increase in revenue.

Income from operations was $1.4 million for the second quarter of 2010 compared to $0.4 million for the second quarter of 2009. As a percentage of revenue, income from operations was 6% for the second quarter of 2010 compared to 2% for the second quarter of 2009.

Net income was $1.3 million, or $0.03 per diluted share, for the second quarter of 2010 compared to $0.3 million, or $0.01 per diluted share, for the second quarter of 2009.

On a non-GAAP basis, Adjusted Net Incomei was $3.1 million and Adjusted Earnings Per Sharei were $0.07 for the second quarter of 2010 compared to Adjusted Net Income of $1.6 million and Adjusted Earnings Per Share of $0.04 for the second quarter of 2009.

“Despite the market headwinds, we grew revenue 32%,” said Ray Sims, chief financial officer of Financial Engines. “As markets took double-digit dips, our assets under management remained essentially flat. That is consistent with our view that our business model is predictable, recurring and resilient.”

Assets Under Contract and Assets Under Management
AUC was $300 billion as of June 30, 2010.

AUM increased by 51% to $29.4 billion as of June 30, 2010 from $19.5 billion as of June 30, 2009. The increase in AUM was driven primarily by net new enrollment into the Professional Management service as well as by market appreciation and contributions.

In billions	Q3'09	Q4'09	Q1'10	Q2'10
AUM, Beginning of Period	$19.5	$23.5	$25.7	$29.9
AUM from net enrollment(1)	1.1	1.1	2.8	0.6
Other(2)	2.9	1.1	1.4	(1.1)
AUM, End of Period	$23.5	$25.7	$29.9	$29.4

(1)
The aggregate amount of all assets under management, at the time of enrollment, of new members who enrolled in the Company’s
Professional Management service within the given period less the aggregate amount of assets, at the time of cancellation, for voluntary cancellations occurring when a member terminates their membership in the Professional Management service within the given period less the aggregate amount of assets, as of the last available positive account balance, for involuntary cancellations occurring when the member’s 401(k) plan account balance has been reduced to zero or cancellation of a plan sponsor contract for the Professional
Management service has become effective within the given period.

(2)
Other factors affecting assets under management cannot be separately quantified. These factors primarily consist of market movement, employer and employee contributions, plan administrative fees, participant loans and hardship withdrawals. The Company cannot quantify the impact of these other factors as the information received from the plan providers does not separately identify these transactions or the changes in balances due to market movement.

Aggregate Asset Class Exposure for Portfolios Under Management
As of June 30, 2010, the percentage for the style exposures of the portfolios we managed, in aggregate, were approximately as follows:

Cash	5%
Bonds	26%
Domestic Equity	48%
International Equity	21%
Total	100%

Outlook
Financial Engines’ growth strategy includes focusing on increasing penetration within existing Professional Management plan sponsors, enhancing and extending services to individuals entering retirement, expanding the number of retirement plan sponsors, and offering Professional Management to existing online-only sponsors.

Based on financial markets remaining at June 30, 2010 levels, the Company continues to expect fiscal year 2010 revenue to be in the range of $105 million to $110 million and fiscal year 2010 non-GAAP Adjusted EBITDAi to be in the range of $24 million to $26 million.

Conference Call
The Company will host a conference call to discuss second quarter 2010 financial results today at 5:00 PM ET. Hosting the call will be Jeff Maggioncalda, president and chief executive officer, and Ray Sims, chief financial officer. The conference call can be accessed live over the phone by dialing (888) 437-9364, or, for international callers, (719) 325-2180. A replay will be available beginning one hour after the call and can be accessed by dialing (888) 203-1112, or (719) 457-0820 for international callers; the conference ID is 1816794. The replay will remain available until Friday, August 13, 2010 and an archived replay will be available at http://ir.financialengines.com/ for 30 calendar days after the call.

About Non-GAAP Financial Measures
This press release and its attachments include certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include non-GAAP Adjusted Net Income, non-GAAP Adjusted Earnings Per Share and non-GAAP Adjusted EBITDA. Non-GAAP Adjusted Net Income is defined as net income (loss) before stock-based compensation expense, net of tax and does not include the impact of stock dividends issued. Non-GAAP Adjusted Earnings Per Share is defined as non-GAAP Adjusted Net Income divided by all weighted-average dilutive common share equivalents outstanding. For all periods, the dilutive common share equivalents outstanding also include on a non-weighted basis the conversion of all preferred stock to common stock, the shares associated with the stock dividend and the shares sold in the initial public offering. This differs from the weighted average diluted shares outstanding used for purposes of calculating GAAP earnings per share. Non-GAAP Adjusted EBITDA is defined as net income (loss) before net interest (income) expense, income tax expense (benefit), depreciation, amortization of internal use software, amortization of direct response advertising, amortization of deferred commission and stock-based compensation. Further information regarding the non-GAAP financial measures included in this press release is contained in the attachments.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance.

About Financial Engines
Financial Engines is the leading independent investment advisor committed to providing everyone the trusted retirement help they deserve. The Company helps investors with their total retirement picture by offering personalized retirement plans for saving, investing, and retirement income. To meet the needs of different investors, Financial Engines offers both Online Advice and Professional Management. Co-founded in 1996 by Nobel Prize-winning economist Bill Sharpe, Financial Engines works with America’s leading employers and retirement plan providers to make retirement help available to millions of American workers. For more information, please visit www.financialengines.com.

Forward-Looking Statements
This press release and its attachments contain forward-looking statements that involve risks and uncertainties. These forward-looking statements may be identified by terms such as “will,” “expect,” “believes,” “intends,” “may,” “continues,” “to be” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding Financial Engines’ expected financial performance and outlook, its strategic operational plans and growth strategy and the benefits of its non-GAAP financial measures. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, our reliance on fees earned on the value of assets we manage for a substantial portion of our revenue, the impact of the financial markets on our revenue and earnings, unanticipated delays in rollouts of our services, our ability to increase enrollment, our ability to introduce new services and accurately estimate the impact of any future services on our business, our relationships with plan providers and plan sponsors, the fees we can charge for our Professional Management service, our reliance on accurate and timely data from plan providers and plan sponsors, system failures, errors or unsatisfactory performance of our services, our reputation, our ability to protect the confidentiality of plan provider, plan sponsor and plan participant data and other privacy concerns, acquisition activity involving plan providers or plan sponsors, our ability to compete, our regulatory environment and risks associated with our fiduciary obligations. More information regarding these and other risks, uncertainties and factors is contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC, and in other reports filed by the Company with the SEC from time to time. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 10, 2010 and unless required by law, Financial Engines undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Our investment advisory and management services are provided through our subsidiary, Financial Engines Advisors, L.L.C., a federally registered investment adviser. References in this press release to “Financial Engines,” “our company,” “the Company,” “we,” “us” and “our” refer to Financial Engines, Inc. and its consolidated subsidiaries during the periods presented unless the context requires otherwise.

[i]	Please see “About Non-GAAP Financial Measures” for definitions of the terms Adjusted Net Income, Adjusted Earnings Per Share, and Adjusted EBITDA.

ii	Operating metrics include both advised and subadvised relationships.

iii	Please see information regarding enrollment rates and the component AUC in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Prospectus dated March 15, 2010, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Additional information will also be set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which will be filed with the SEC in the third quarter of 2010.

Financial Tables

FINANCIAL ENGINES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

		December 31,		June 30,
Assets		2009		2010
Current assets:
		$
Cash and cash equivalents			20,713	$96,980
Accounts receivable, net			17,975	20,314
Prepaid expenses			1,922	2,336
Other current assets			3,391	1,579

	Total current assets		44,001	121,209
Property and equipment, net			2,558	3,273
Internal use software, net			8,743	10,043
Other assets			3,050	4,023

		$
	Total assets		58,352	$138,548

Liabilities and Stockholders’ Equity
Current liabilities:
		$		$
Accounts payable			7,579	6,612
Accrued compensation			9,101	7,723
Deferred revenue			7,354	10,835
Bank borrowings and note payable			3,333	-
Other current liabilities			72	103

	Total current liabilities		27,439	25,273
Bank borrowings			4,722	-
Deferred revenue			1,487	1,449
Other liabilities			438	400
	Total liabilities		34,086	27,122

Stockholders’ equity:
Convertible preferred stock, $0.0001 par value — 24,192,000 and 10,000,000
	authorized as of December 31, 2009 and June 30, 2010, respectively;
	22,441,623 and 0 shares issued and outstanding as of December 31, 2009
	and June 30, 2010, respectively; aggregate liquidation preference of
	$139,404 and $0 as of December 31, 2009 and June 30,
2010, respectively			2	—
Common stock, $0.0001 par value — 47,650,000 and 500,000,000
	authorized; 10,647,233 and 41,365,176 shares issued and outstanding
	at December 31, 2009 and June 30, 2010, respectively		1	4
Additional paid-in capital			182,018	266,109
Deferred compensation			(394)	(200)
Accumulated deficit			(157,361)	(154,487)

	Total stockholders’ equity		24,266	111,426
	Total liabilities and	$
	stockholders’ equity		58,352	$138,548

FINANCIAL ENGINES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2009	2010	2009	2010
Revenue:
Professional management		$11,137	$17,842	$20,730	$34,454
Platform		7,704	7,186	14,924	14,362
Other		588	544	1,183	1,100
	Total revenue	19,429	25,572	36,837	49,916

Costs and expenses:
Cost of revenue (exclusive of
	amortization of internal use software)	6,910	8,728	13,511	17,198
Research and development		3,711	4,990	7,399	9,460
Sales and marketing		6,001	6,582	11,361	12,872
General and administrative		1,773	2,850	3,615	5,449
Amortization of internal use software		673	992	1,311	1,721
	Total costs and expenses	19,068	24,142	37,197	46,700

	Income (loss) from
	operations	361	1,430	(360)	3,216
Interest expense		(171)	(49)	(355)	(121)
Interest and other income, net		232	6	259	6
	Income (loss) before
	income taxes	422	1,387	(456)	3,101
Income tax expense (benefit)		79	105	(83)	227
	Net income (loss)	343	1,282	(373)	2,874
Less: Stock dividend		-	-	-	5,480

	Net income (loss)
	attributable to holders
	of common stock	$343	$1,282	$(373)	$(2,606)

Net income (loss) per share attributable
to holders of common stock
Basic		$0.03	$0.03	$(0.04)	$(0.09)
Diluted		$0.01	$0.03	$(0.04)	$(0.09)
Shares used to compute net income (loss) per share
attributable to holders of common stock
Basic		10,071	41,001	9,808	28,206
Diluted		34,479	46,736	9,808	28,206

FINANCIAL ENGINES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

			Six Months Ended
			June 30,
			2009	2010
Cash flows from operating activities:
Net income (loss)			$(373)	$2,874
Adjustments to reconcile net income (loss) to net cash provided by
	operating activities:
	Depreciation		905	869
	Amortization of internal use software		1,270	1,636
	Stock-based compensation		3,160	3,885
	Amortization of deferred sales commissions		556	579
	Amortization and impairment of direct response advertising		-	390
	Repayment discount on note payable		(200)	-
	Fair value adjustment of convertible warrant		(53)	-
	Provision for doubtful accounts		25	72
	Loss on fixed asset disposal		-	8
	Excess tax benefit associated with stock-based compensation		-	(77)
	Changes in operating assets and liabilities:
	Accounts receivable		(1,638)	(2,411)
	Prepaid expenses		205	(376)
	Other assets		(381)	(1,683)
	Accounts payable		(1,506)	(57)
	Accrued compensation		3,649	(1,378)
	Deferred revenue		2,765	3,443
	Other liabilities		(19)	(1)
		Net cash provided by operating activities	8,365	7,773

Cash flows from investing activities:
Purchase of property and equipment			(237)	(1,390)
Capitalization of internal use software			(2,324)	(2,817)
		Net cash used in investing activities	(2,561)	(4,207)

Cash flows from financing activities:
Proceeds from term loan payable			9,950	-
Payments on term loan payable			(278)	(8,056)
Repayment of note payable			(9,800)	-
Payments on capital lease obligations			(11)	(3)
Net share settlements for stock-based awards minimum tax withholdings			(300)	(176)
Excess tax benefit associated with stock-based compensation			-	77
Proceeds from issuance of common stock, net of offering costs			12	80,859
		Net cash provided by (used in) financing activities	(427)	72,701

		Net increase in cash and cash equivalents	5,377	76,267
Cash and cash equivalents, beginning of period			14,857	20,713
Cash and cash equivalents, end of period			$20,234	$96,980

Supplemental cash flows information:
Income taxes paid			$6	$1,113
Interest paid			342	184
Non-cash investing and financing activities:
Stock dividend			—	5,480
	Capitalized stock-based compensation for internal use software		195	204
	Capitalized stock-based compensation for direct response advertising		-	32
	Accounts payable for purchases of property and equipment		81	353
	Accounts payable for initial public offering issuance costs		-	76

Financial Engines, Inc.

Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
Non-GAAP Adjusted EBITDA		(In thousands)
Net income (loss)	$343	$1,282	$(373)	$2,874
Interest expense, net	170	43	349	115
Income tax expense (benefit)	79	105	(83)	227
Depreciation	427	431	905	869
Amortization of internal use software	650	940	1,270	1,636
Amortization and impairment of direct response advertising	—	228	—	390
Amortization of deferred sales commissions	287	260	556	579
Stock-based compensation	1,576	1,948	3,160	3,885
Adjusted EBITDA	$3,532	$5,237	$5,784	$10,575

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
Non-GAAP Adjusted Net Income	(In thousands, except per share amounts)
Net income (loss)	$343	$1,282	$(373)	$2,874
Stock-based compensation, net of tax(1)	1,293	1,801	2,585	3,599

Non-GAAP Adjusted Net Income	$1,636	$3,083	$2,212	$6,473

Non-GAAP Adjusted Earnings Per Share	$0.04	$0.07	$0.05	$0.14
Shares of common stock outstanding	40,685	41,326	40,636	41,228
Dilutive restricted stock and stock options	1,708	5,410	1,876	4,545
Non-GAAP adjusted common shares outstanding	42,393	46,736	42,512	45,773

(1)
For the three months ended June 30, 2009 and 2010, we have
adjusted stock-based compensation at our effective tax rates of 19% and 8%, respectively and for the six months ended June
30, 2009 and 2010, we have adjusted stock-based compensation at our effective tax rates of 18% and 7%, respectively.